UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, our Board of Directors appointed Christopher P. Lowe, a member of our Board of Directors, as our interim Chief Financial Officer, and on such date Peter J. Mariani’s role as our Chief Financial Officer ended. We have engaged an executive search consultant to assist us in identifying and evaluating prospective candidates for the role of Chief Financial Officer.

Mr. Lowe will serve as our interim Chief Financial Officer, and he has assumed the duties of principal financial and accounting officer. Mr. Lowe will continue to serve as a member of our Board of Directors while he serves as our interim Chief Financial Officer.

Mr. Lowe, age 46, has served as a member of our Board of Directors since September 2006 and previously served as our interim Chief Executive Officer from February 2014 to May 2014. Mr. Lowe served as Vice President, Administration and Chief Financial Officer of Anthera Pharmaceuticals, Inc., a drug development company, from November 2007 through June 2013, and additionally served as its Chief Business Officer from January 2011 until June 2013. Since leaving Anthera, Mr. Lowe was an independent consultant to life sciences companies until joining FLG Partners, LLC, a CFO consulting, services and board advisory firm, as a partner in January 2014. Mr. Lowe served as Vice President, Finance and Administration of Asthmatx, Inc., a medical device company, from September 2005 to December 2005 and as its Chief Financial Officer from January 2006 to November 2007. Mr. Lowe holds a B.S. from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas.

There is no arrangement between Mr. Lowe and any other persons pursuant to which he was selected as our interim Chief Financial Officer or principal financial and accounting officer. Mr. Lowe does not have any family relationship that would require disclosure pursuant to Item 401(d) of SEC Regulation S-K, and Mr. Lowe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. The terms of Mr. Lowe’s compensation as our Chief Financial Officer has not yet been determined, so a brief description of such compensation arrangement shall be provided by an amendment to this Current Report on Form 8-K within four business days after such arrangement is determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: June 10, 2014	/s/ CARY G. VANCE
Cary G. Vance
President and Chief Executive Officer